Exhibit 10.31

                          PROPRIETARY AND CONFIDENTIAL
                        AGREEMENT FOR CONSULTANT SERVICES


This Agreement is made effective as of February 7, 2002 between Ocean Power Corporation, 5000 Robert J. Mathews Parkway, El Dorado Hills, California 95762, hereinafter referred to as "OPC," and Jeffrey P. Nash, hereinafter referred to as "Consultant."

The parties agree as follows:

1. Consulting services on behalf of OPC shall be for a period of three (3) years. During the term of this Agreement, Consultant agrees to being retained by OPC to provide the services described in Exhibit A, attached. OPC understands that Consultant is and will continue to be engaged in other professional and financial activities during the term of this Agreement, and due consideration will be given by OPC to these other activities in making requests for Consultant's services. Further, Consultant does now and shall continue to be free to engage in any activities of his choice, including the provision of consulting services to other individuals, governments or corporate entities, as long as those other clients are not direct competitors of OPC during the term of this agreement and as long as such services do not interfere with the provision of services described in Exhibit A.

     OPC recognizes that Consultant maintains his own offices, but upon mutual agreement may also require the use of OPC offices and support services.

2. It is understood and agreed that Consultant is an independent contractor and shall not be considered an employee of OPC. Nothing herein contained shall create the relationship of employer and employee, partnership, principal and agent, or joint venture between Consultant and OPC based on the nature and demands of the services to be performed for OPC. Consultant agrees that he is not entitled to the rights or benefits afforded to OPC's employees, including Disability or Unemployment insurance, Worker's
     Compensation, medical insurance, sick leave, or any other employment benefit.

3.   Consultant will receive compensation as described in Exhibit B, attached.

4. Consultant agrees that he will not disclose to unauthorized persons or make public, directly or indirectly at any time, without the written consent of an authorized representative of OPC, any secret, proprietary or confidential information of OPC its affiliates, business associates, or other consultants, including such information developed by services provided under this Agreement, which may be obtained or developed during the time of this Agreement. Consultant further agrees to cause all notes, drawings, blueprints, or financial, accounting or budget, documents, projections or other reproductions of any secret, confidential or proprietary information prepared in the performance of the Agreement to be returned upon the termination or expiration of this Agreement.

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5.   Secret,   proprietary,   or  confidential  information  shall  not  include
     information which was known to Consultant prior to such disclosure, was generally available to the public or was disclosed to the Consultant by a third party not affiliated with OPC.

6. OPC will indemnify and save Consultant harmless from any damages and expenses which Consultant may sustain arising out of information or claims directly provided by OPC or approved by OPC, or in connection with Consultant's consulting activities for OPC, provided that Consultant acted in good faith for purposes which Consultant reasonably believed to be in the best interest of OPC.

7. It is expected, acquisitions, mergers, joint ventures, corporate partnering, or special business arrangements may be initiated as a result of work done or suggestions made by Consultant, and if OPC requires that Consultant perform special services related to such recommendations and suggestions, are part of the Consultant's work under this Agreement.

8. It is understood and agreed that neither this agreement nor any interest therein or claim thereunder may be assigned or transferred by Consultant or OPC. Consultant further agrees that he will not use the Agreement or the fact of its existence in any advertising or promotional literature without the prior written approval of OPC.

9. This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of New York.

10. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

11. The term of this Agreement shall end on February 6, 2005 unless extended by mutual agreement in writing.

IN WITNESS WHEREOF, the parties have caused this instrument to be signed as of the day and year above written.



OCEAN POWER CORPORATION                   CONSULTANT



By:  /s/ Joseph P. Maceda                 By:  /s/  Jeffrey  P.  Nash
   ---------------------------------         ---------------------------
     Joseph P. Maceda, President               Jeffrey P. Nash

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                         EXHIBIT A - CONSULTING SERVICES


The services to be rendered by consultant, which may be amended from time to time during the term of this agreement shall be as follows:

     1) Consultant will assist in preparing material for the Company to be used in its fund raising and business development activities.

     2) Consultant will introduce Company to potential strategic partners and investors. If relationships are consummated as a result of these introductions Consultant will receive additional mutually agreeable compensation on a case by case basis.

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                             EXHIBIT B- COMPENSATION


Consultant shall be compensated as follows:


      One Hundred Thousand (100,000) Transferable Options.

      Options shall be exercisable for a three (3) year term, with piggy back right of registration, at a purchase price of $1.10.